                                                                     EXHIBIT 5.1

                             [LETTERHEAD OF WHITE & CASE]








November 26, 1996



FiberMark, Inc.
161 Wellington Road
P.O. Box 498
Brattleboro, VT  15302

Dear Sirs:

     We refer to Amendment No. 1 to the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), in the form in which it is to be filed today by FiberMark, Inc., a Delaware corporation ("FiberMark"), with the Securities and Exchange Commission (the "Commission"), relating to the issuance by FiberMark of up to 1,725,000 shares of common stock, par value $0.001 per share, of FiberMark (the "Securities").

     We have examined the originals, or photostatic or certified copies, of such records of FiberMark, certificates of officers of FiberMark and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. We have relied upon such certificates of public officials and such certificates of officers of FiberMark and statements and information furnished by officers of FiberMark with respect to the accuracy of material factual matters contained therein which were not independently established. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies.

     Based upon our examination mentioned above, subject to the assumptions stated, it is our opinion that the Securities, upon issuance by FiberMark as contemplated in the Registration Statement and any amendments thereto, will have been duly authorized by FiberMark, will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to Amendment No.
1 to the Registration Statement and to the reference to our firm appearing under the caption "Validity of Common Stock" in the Prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,


White & Case